Exhibit 5

                          Bruce P. Golden & Associates
                            4137 N. Hermitage Avenue
                             Chicago, Illinois 60613

                                  July 6, 2000

Piranha, Inc.
33 N. LaSalle Street
33rd Floor
Chicago, Illinois 60602

          Re: 666,667 Shares of Common Stock, par value $.001 per share

Gentlemen:

We have acted as counsel for Piranha, Inc. (the "Company") in connection with its Registration Statement on Form SB-2 (the "Registration Statement") including as part thereof a prospectus ("Prospectus") for the registration under the Securities Act of 1933, as amended (the "Act"), of 666,667 shares of Company Common Stock, par value $.001 per share (the "Shares"), which are proposed to be sold from time to time by two stockholders of the Company.

We have examined or considered:

         1. The Company's Certificate of Incorporation, as amended.
         2. The Company's Amended and Restated By-Laws.
         3. Resolutions duly adopted by the Board of Directors of the Company.

In addition to the examination outlined above, we have conferred with officers of the Company and have ascertained or verified to our satisfaction such additional facts as we deemed necessary for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,
                                        /s/ Bruce P. Golden & Associates
                                        --------------------------------
                                            Bruce P. Golden & Associates